LEASE AGREEMENT

         THIS LEASE is entered into this 29th day of August, 1997, by and between RICHARD SURBER, an Individual, (Landlord) and Canton Financial Services Corporation, a Nevada Corporation (Tenant)

                                   WITNESSETH:

         1. Premises. In consideration of the rents, covenants and agreement contained herein, Landlord demises and leases to Tenant, and Tenant leases from Landlord, the following premises consisting of a portion of a building and proportionate shares use of common areas and parking. The address of the building or portion thereof is Unit 38 of the GIANT STEP CONDOMINIUM PROJECT, an expandable condominium project in Brian Head, Iron County, Utah.

         2. Acceptance. Tenant is familiar with the premises, has inspected the same and accepts the same in its present condition as satisfactory for Tenant's purposes.

         3. Term. The term of this Lease shall be for 10 (ten) years commencing on August 29, 1997, and ending on August 31, 2007.

         4. Rent. Tenant agrees to pay, as minimum rental to Landlord at such place as Landlord may designate without prior demand and without any deduction or set off, an amount equal to the mortgage payments, including principal, interest and reserve for taxes on the subject property, as of the date of this lease that amount is $856.27 per month.

         At any time during the lease period, the Tenant decided to terminate the lease and vacate the premises, it may do so upon giving the Landlord, six (6) months written prior notice.

         In addition to the payment of the monthly rental, Tenant shall pay all charges for common area maintenance, including lighting costs, exterior painting, snow removal costs, and costs of maintaining the common area in a clean, attractive, sanitary condition, and other charges legally and properly charged by the condominium association. Tenant shall bear all costs of insuring the premises.

         5. Authorized Use. Tenant shall be allowed any use authorized by the condominium rules and regulations in effect at any time during the term of this lease.

         6. Increasing Insurance Risk. Tenant will not use or permit said leased premises to be used for any purpose which would increase the risk or render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time of the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease.

         7. Repair and Care of Building by Tenant. Tenant will not commit any waste on the leased premises, nor shall Tenant use or permit the use of the premises in violation of any present or future law of the United States or of the State of Utah in which said premises are located, or in violation of any municipal ordinance or regulation applicable thereto. Tenant may, with the prior written consent of Landlord, but at Tenant's own cost and expense, in a good and workmanlike manner, make such alterations and repairs to the building as Tenant may desire without, however, materially altering the basic character of the building or improvements or weakening the structure of the demised premises. Tenant agrees to keep the interior of the building, including repairs to the windows and glass, furnace and heating and air conditioning systems, electrical wiring and plumbing systems, and to clean and paint the interior of the leased premises as the same may or might be necessary in order to maintain said premises in a clean, attractive, sanitary condition and good state of repair. Any alterations, improvements or additions to the leased premises shall become the property of the Landlord at the expiration or sooner termination of the Lease. Tenant agrees to abide by and perform all rules and restrictions relating to common areas. Tenant has no right or authority to cause mechanic's liens to arise against the property.

         8. Glass. Tenant agrees to repair and replace all windows and glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

         9. Right of Entry by Landlord. Tenant, at any time during the term, shall permit inspection of the leased premised during reasonable hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the leased premises and in order that Landlord may make such repairs as may be required to be make by Landlord under the terms of this Lease. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the leased premises that the same are "To Let" or "For Rent" and may show the premises to prospective tenants at reasonable times. Landlord shall not, however, unnecessarily interfere with the use of the leased premises by Tenant.

         10. Payment of Utilities. Tenant shall pay all charges for water, heat, gas, electricity and other utilities used on the leased premises, including any which are separately metered and billed to Tenant by utility companies.

         11. Payment of Taxes and Other Assessments. Tenant shall pay all taxes and assessments, license fees and charges during the term of this Lease.

         12. Assignment and Subletting. Any interest herein may be assigned or transferred by Tenant whether voluntarily or by operation of law, and part or all of the leased premises may be sublet by Tenant without the prior written consent of Landlord.

         13. Damage or Destruction. If the leased premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustments of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenantable in whole or in part, the rent shall be abated wholly or proportionately, as the case may be, until the damage shall be repaired and the premises restored,. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e. expenditure of fifty percent (50%) or more of replacement cost) of the building or buildings on the leased premises, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the occurrence of such damage or destruction.

         14. Indemnity and Insurance. Tenant agrees to indemnify and hold harmless Landlord from any and all claims, loss or liability or any and every kind and nature arising from the Tenant's use of the leased premises during the term thereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares or merchandise or for injury to persons in and upon the premises form any cause whatsoever, except such as might result from the negligence of the Landlord or Landlord's representatives or from failure of the Landlord to perform Landlord's obligations hereunder within a reasonable time after notice, in writing, by Tenant requiring such performance by Landlord.

         15. Surrender or Premises. Tenant agrees to surrender the leased premises at the expiration or sooner termination of this Lease or any extension thereof, in the same condition or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements expected.

         16. Holdover. Should Tenant hold over the leased premises or any part thereof, after the expiration of the term or terms of this Lease, unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and Tenant shall pay, as monthly rental, the same monthly rent regularly due for the last month under this lease. Rent is due the 1st day of each month and a 10% late penalty is imposed on the 25th of each month.

         17. Purchase Option. Landlord hereby grants Tenant an irrevocable option to purchase the premises. The option granted hereby shall be binding on the parties, their heirs and assigns, and legal representatives. Tenant may exercise the Option at any time up to and including August 31, 2007.
         The option price for the premises shall be eighty four thousand eight hundred thirteen and 05/100 dollars ($84,813.05). From this Option Price shall be credited any amounts owed by Landlord under its purchase contract for the premises as of the date Tenant exercises the Option. Tenant shall also be credited against the Option Price for the amount of Landlord's purchase contract principal balance which is paid off (amortized) from the inception date of this Lease until the date of the exercise of the Option. Landlord shall be obligated to make the payments due under is purchase contract in a timely manner, such that is any payments are not made when due, Tenant shall still be credited against the Option Price as if such payments were made on a timely manner.
         Upon exercise of the Option and payment of the Option Price, Landlord shall deliver to Tenant, (I) a duly executed and acknowledged warranty deed conveying to Tenant the fee simple interest in all portions of the Premises that consist of real property, and all rights appurtenant thereto, (ii) a bill or bills of sale, or assignments, as the case may be, transferring to Tenant
Landlord's entire interests in all portions of the Premises consisting of personal property, and (iii) any other documents reasonably necessary to transfer the entire Premises to Tenant. Landlord shall provide a policy of title insurance covering the entire interest in the premises as of the exercise of the Option. The costs of the title insurance shall be borne by Landlord.

         18. Quiet Enjoyment. If and so long as Tenant pays the rent and other payments required by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the leased premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the leased premises throughout the term of this Lease.

         19. Landlord Liable Only for Negligence. Except where caused by Landlord's affirmative act of negligence, Landlord shall not be liable to Tenant for any act or omission or for any failure of water supply, gas or electric current; or for any injury or damage to person or property caused by others or by gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances or water, rain or snow which may leak or flow from the street, sewer, gas mains, or any subsurface area or from any part of the building or buildings; or for any interference with light or air.

         20. Waiver of Covenants. It is agreed that the waiving of any of the covenants of this Lease Agreements by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any other provision of this Lease.

         21. Default. If Tenant shall default in fulfillment of any of the covenants and conditions hereof, except default in payment of rent, Landlord may, at Landlord's option after thirty (30) day prior notice to Tenant, make performance for Tenant and for the purposes advance such amount as may be necessary. Any amounts so advanced or expenses incurred or sum of money paid by landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease or in defending any action to which Landlord may be subjected by reason of any failure or default under this Lease shall be deemed to be additional rent for the leased premises and shall be due and payable to Landlord on demand. Any such amount not paid on demand shall bear interest of ten percent (10%) per annum from date of such demand. The receipt by Landlord of any installment of the fixed rent or of any additional rent hereunder shall not be a waiver of any other rent then due.
         If Tenant shall make default in fulfillment of any of the covenants or condition of this lease (other than the covenants for the payment of rent or other amounts) and any such defaults shall continue for a period of ninety (90) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that were the date definitely fixed for the expiration of the term of this Lease, and the Tenant shall then quit and surrender the leased premises. If such default cannot be remedied within the period of ninety (90) days by the use of reasonable diligence, then such additional time shall be granted as may be necessary, provided Tenant takes immediate action on receipt of the notice and proceeds diligently to remedy the default. Any such termination shall not relieve Tenant of its obligation to pay damages.

         22. Default in Rent, Insolvency of Tenant. If Tenant shall default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of twenty (20) days, or if the leased premises or any part thereof shall be abandoned or vacated, or if Tenant shall be dispossessed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy, or if Tenant shall file a petition or institute any proceeding under any solvency or bankruptcy act (or any amendment thereto hereafter made) seeking to effect its reorganization or a composition with its creditors, or if (in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings) a receiver or trustee shall be appointed for Tenant or the leased premises and not be discharged within ninety (90) days, or if any proceeding shall be commenced for the reorganization of Tenant and be not dismissed within ninety (90) days, or if the leasehold estate credited hereby shall be taken on execution or by any process of law, or if Tenant shall admit, in writing, its inability to pay its obligations generally as they become due, then the Landlord may, at Landlord's option, terminate this Lease upon three (3) days' written notice, and Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter the leased premises and remove all persons and property therefrom (by legal proceedings or by force or otherwise) without being liable to indictment, prosecution or damage therefor. Landlord may, in addition to any other remedy provided by law or permitted herein, at its option, re-let said premises on behalf of Tenant, applying any monies collected, first, to the payment of expenses of resuming or obtaining possession and, second, to the payment of costs of placing the leased premises in rentable condition and, third, to the payment of rent due hereunder, and any other charges due to Landlord. Any surplus remaining thereafter shall be paid to Tenant, and Tenant shall remain liable for any deficiency in rental which shall be paid upon demand therefor to Landlord. In the event either party shall enforce the terms of this Lease by written notice, by suit or otherwise, the party at fault shall pay the cost and expense thereof, including a reasonable attorney's fee. Tenant agrees that the terms of this Lease are sufficient notice of payments to be make and that no other notice is required. Tenant also agrees that Landlord shall have a lien on Tenant's personal property on the premises in the event of any default by Tenant, and Tenant shall not remove any personal property while any default exists.

         23. Failure to Perform Covenant. Any failure on the part of either party to this Lease to perform any obligation hereunder, and any delay in doing any act required hereby, shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such cause continues, save and except the provisions of this paragraph shall not excuse a non-payment or rent and other sums due hereunder.

         24. Rights of Successors and Assigns. The covenants and agreements contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, except as expressly otherwise hereinbefore provided.

         25. Time. Time is of the essence of this Lease and every term, covenant and conditions herein contained.

         26. Liens. Tenant agrees not to permit any lien for monies owing by Tenant to arise against the leased premises. Should such lien be filed, Landlord may, at Landlord's option (but without any obligation so to do), pay or discharge any lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premises which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sums so paid by the Landlord upon demand therefor, together with interest at the rate of twelve percent (12%) per annum from the date any such payment is made.

         27. Condemnation. If the whole of the premises is taken by condemnation proceedings, this Lease shall terminate on the date of the transfer of title in such proceedings. If only part of the premises is taken by condemnation, this Lease shall continue in effect as to the remainder of the premises, except that the minimum rent shall be reduced proportionately, provided, however, that if the amount of space not taken is insufficient to allow Tenant to continue Tenant's use, then in such case this Lease shall terminate. Tenant waives all claims to any portion of the condemnation amount awarded for such taking.

         28. Notices. Any notice required or permitted to be given hereunder shall be deemed sufficient if given by a communication in writing, by United States mail, postage prepaid and registered and addressed as follows:

                  LANDLORD:   Richard Surber
                              268 West 400 South, Suite #300,
                              Salt Lake City, Utah 84101

                  TENANT: Canton Financial Services Corporation 268 West 400 South, Suite #300
                              Salt Lake City, Utah   84101

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                              LANDLORD:
                              Richard Surber


                             /s/ Richard Surber

                             TENANT: Canton Financial Services Corporation

                             By:  /s/ Wayne Newton
                             Its: Agent